EXHIBIT 23.2


               CONSENT OF ARTHUR ANDERSEN, INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (number 333-44712) pertaining to the Huntingdon Life Sciences, Inc., Savings and Investment Plan of our report dated 30 April, 1999, with respect to the consolidated financial statements of Huntingdon Life Sciences Group plc included in its Form 10-K for the year ended 31 December 1999 and to all references to our Firm, filed with the Securities and Exchange Commission.

                                                             /s/ Arthur Andersen
                                                             -------------------

                                                                 ARTHUR ANDERSEN


March 30, 2001